                                                                       EXHIBIT 1











                                LNB BANCORP, INC.



                                       AND

                         REGISTRAR AND TRANSFER COMPANY






                                Rights Agreement

                          Dated as of October 24, 2000

                                TABLE OF CONTENTS



Section                                                                                                    Page
-------                                                                                                    ----

1.    Certain Definitions.....................................................................................1

2.    Appointment of Rights Agent.............................................................................5

3.    Issuance of Rights Certificates.........................................................................5

4.    Form of Rights Certificates.............................................................................7

5.    Countersignature and Registration.......................................................................7

6     Transfer, Split-up, Combination and Exchange of Rights Certificates;

      Mutilated, Destroyed, Lost or Stolen Rights Certificates................................................8

7.    Exercise of Rights; Purchase Price; Expiration Date of Rights...........................................9

8.    Cancellation and Destruction of Rights Certificates....................................................10

9.    Reservation and Availability of Capital Stock..........................................................11

10.   Preferred Shares Record Date...........................................................................12

11.   Adjustment of Purchase Price, Number and Kind of Shares or Number

      of Rights..............................................................................................12

12.   Certificate of Adjusted Purchase Price or Number of Shares.............................................20

13.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power...................................20

14    Fractional Rights and Fractional Shares................................................................23

15.   Rights of Action.......................................................................................23

16.   Agreement of Rights Holders............................................................................24

17.   Rights Certificate Holder Not Deemed a Shareholder.....................................................24

18.   Concerning the Rights Agent............................................................................25

19.   Merger or Consolidation or Change of Name of Rights Agent..............................................25

20.   Duties of Rights Agent.................................................................................26

21.   Change of Rights Agent.................................................................................28

22.   Issuance of New Rights Certificates....................................................................28

23.   Redemption and Termination.............................................................................29

24.   Notice of Certain Events...............................................................................30

25.   Notices................................................................................................31

26.   Supplements and Amendments.............................................................................31




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
Section                                                                                                 Page
-------                                                                                                 ----

27.   Successors..........................................................................................32

28.   Determinations and Actions by the Board of Directors, etc...........................................32

29.   Benefits of This Agreement..........................................................................32

30.   Severability........................................................................................32

31.   Governing Law.......................................................................................33

32.   Counterparts........................................................................................33

33.   Descriptive Headings................................................................................33





Exhibit A --  Form of Amended Articles of Incorporation

Exhibit B --  Form of Rights Certificate

Exhibit C --  Form of Summary of Rights











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



                                RIGHTS AGREEMENT


RIGHTS AGREEMENT, dated as of October 24, 2000 (the "Agreement"), between LNB Bancorp, Inc., an Ohio corporation (the "Company"), and Registrar and Transfer Company, a New Jersey corporation (the "Rights Agent").


                                   WITNESSETH

WHEREAS, on October 24, 2000 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each Common Share (as hereinafter defined) of the Company outstanding at the close of business on November 6, 2000 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(o) hereof) for each Common Share of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as hereinafter defined), each Right representing the right to purchase one one-hundredth of a Series A Voting Preferred Share of the Company having the rights, powers and preferences set forth in the form of Amended Articles of Incorporation of the Company attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                (a)  "Act" shall mean the Securities Act of 1933.

                (b) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an Acquiring Person solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person, together with all Affiliates and Associates of such Person, to 15% or more of the Common Shares then outstanding; provided, however, that if a Person who would be an Acquiring Person but for this sentence, or such Person's Affiliates or Associates, shall thereafter become, as a result of actions taken by such Person or its Affiliates or Associates, the Beneficial Owner of additional Common Shares equal to 1.0% or more of the then outstanding Common Shares, then such Person shall thereupon be deemed to be an Acquiring Person.





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




                (c) "Adjustment Shares" shall have the meaning set forth in
Section 11(a)(ii) hereof.

                (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in effect on the date of this Agreement.

                (e) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                       (i) which such Person or any of such Person's Affiliates
                or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to
                Section 11(a)(i) hereof in connection with an adjustment made with respect to any Original Rights;

                       (ii) which such Person or any of such Person's Affiliates
                or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D or
                Schedule 13G under the Exchange Act (or any comparable or successor report); or

                       (iii) which are beneficially owned, directly or
                indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), to act together for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the

                Company; provided, however, that nothing in this paragraph
                (d) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         Notwithstanding anything in this definition of Beneficial Ownership to the contrary, no Person shall be deemed to be the Beneficial Owner of, or to beneficially own, any security Beneficially Owned by another Person solely by reason of any agreement, arrangement or understanding with such other Person relating to the solicitation of revocable proxies made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, provided that such other Person retains the right at any time to withdraw from, revoke or terminate any such agreement, arrangement or understanding and further provided that such Persons would not otherwise be deemed to be a group under Section 13(d) of the Exchange Act or otherwise be deemed to be acting in concert.

                (f) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

                (g) "Close of business" on any given date shall mean 5:00 P.M., Lorain, Ohio time, on such date; provided however, that if such date is not a Business Day it shall mean 5:00 P.M., Lorain, Ohio time, on the next succeeding Business Day.

                (h) "Common Shares," each a "Common Share," shall mean the common shares, par value $1.00 per share, of the Company, except that "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest aggregate voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                (i)  "Current market price" shall have the meaning set forth in
                     Section 11(d)(i) hereof.

                (j) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

                (k)  "Distribution Date" shall have the meaning set forth in
                     Section 3(a) hereof.

                (l) "Exchange Act" shall have the meaning set forth in Section l(d) hereof.

                (m)  "Expiration Date" shall have the meaning set forth in
                     Section 7(a) hereof.

                (n) "Final Expiration Date" shall mean the close of business on October 23, 2010.

                (o) "NASDAQ" shall have the meaning set forth in Section 11(d)(i) hereof.

                (p) "Original Rights" shall have the meaning set forth in Section l(d)(i) hereof.





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


                (q) "Person" shall mean any individual, firm, corporation, partnership or other entity.

                (r) "Preferred Shares," each a "Preferred Share," shall mean shares of Series A Voting Preferred Shares, no par value, of the Company and, to the extent that there is not a sufficient number of Series A Voting Preferred Shares authorized to permit the full exercise of the Rights, any other series of Preferred Shares, no par value, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Voting Preferred Shares.

                (s) "Preferred share equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

                (t)  "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

                (u)  "Purchase Price" shall have the meaning set forth in
Section 4(a) hereof.

                (v) "Record Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

                (w)  "Redemption Price" shall have the meaning set forth in
Section 23(a) hereof.

                (x) "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

                (y)  "Rights Certificates" shall have the meaning set forth in
Section 3(a) hereof.

                (z) "Rights Dividend Declaration Date" shall have the meaning set forth in Section 3(a) hereof.

                (aa) "Section 11(a)(ii) Event" shall have the meaning set forth in Section 11(a)(ii) hereof.

                (bb) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

                (cc) "Section 13 Event" shall mean any event described in clause
(x), (y) or (z) of Section 13(a) hereof .

                (dd) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

                (ee) "Share Acquisition Date" shall mean the first date of a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange
Act) by the Company or an Acquiring Person that an Acquiring Person has become such.




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


                (ff) "Subsidiary" shall mean, with reference to any Person, any corporation or financial institution of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation or financial institution is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                (gg) "Substitution Period" shall have the meaning set forth in
Section 11(a)(iii) hereof.

                (hh) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

                (ii) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

         Section 3.  Issuance of Rights Certificates.

                 (a) Until the earlier of (i) the close of business on the tenth business day after the Share Acquisition Date or (ii) the close of business on the tenth business day after the latest of (A) the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) that, if consummated, would result in such Person being an Acquiring Person is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof, or (B) the date upon which all regulatory approvals required for the acquisition of shares pursuant to the tender or exchange offer referred to in clause (A) have been obtained or waived, or (C) the date upon which any approval required of the security holders of the Person publishing or sending or giving the tender or exchange offer referred to in clause (A), for the acquisition of shares pursuant to such tender or exchange offer, is obtained or waived (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each of the Common Shares so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has





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


been made pursuant to Section 11(o) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                 (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C, by first-class, postage prepaid mail, to each record holder of the Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date the transfer of any certificates representing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares.

                 (c) Rights shall be issued in respect of all Common Shares which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such Common Shares shall also be deemed to be certificates for Rights, and shall bear the following legend:

                           This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between LNB Bancorp, Inc. (the "Company") and Registrar and Transfer Company (the "Rights Agent") dated as of October 24, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

                 With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

         Section 4.  Form of Rights Certificates.

                 (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                 (b) Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights beneficially owned by any Person known to be: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or
(iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to
Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall when issued contain (to the extent feasible in the circumstances) the following legend, modified as applicable to apply to such Person:

                  The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

         Section 5.  Countersignature and Registration.

                 (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually






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


countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                 (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

         Section 6. Transfer, Split-up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                 (a) Subject to the provisions of Section 4(b), Section 7(e) and
Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.

                 (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and





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



reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         Section 7.  Exercise of Rights; Purchase Price; Expiration Date of
                     Rights.

                 (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a Preferred Share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

                 (b) The Purchase Price for each one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $60 and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

                 (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a Preferred Share (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-hundredths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified bank check or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate.

                 (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

                 (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined (whether before or after such transfer) is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its respective Affiliates, Associates or transferees hereunder.

                 (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall so cancel, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9.  Reservation and Availability of Capital Stock.

                 (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that, as provided in this Agreement, including
Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights, provided that, prior to the occurrence of a Triggering Event, the number of such shares to be reserved shall be only that number as shall be sufficient for that purpose prior to such an event.

                 (b) So long as the Preferred Shares issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or The NASDAQ Stock Market, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or The NASDAQ Stock Market upon official notice of issuance upon such exercise.

                 (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a
Section 11(a )(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with
Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety
(90) days after the date set forth in clause (i) of the first sentence of this
Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.

                 (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a Preferred Share delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable.

                 (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-hundredths of a Preferred Share (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a Preferred Share (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of a Preferred Share (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Share Record Date. Each person in whose name any certificate for a number of one one-hundredths of a Preferred Share (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional Preferred Shares (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Share (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Share (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                 (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Preferred Shares or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Share transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                 (ii) A Section 11(a)(ii) Event shall be deemed to occur in the event any Person, alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof.

                 Promptly following the first occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a Preferred Share, such number of one one-hundredths of a Preferred Share as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then-number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a
         Section 11(a) ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per Common Share on the date of such first occurrence (such number of shares, the "Adjustment Shares").

                 (iii) In the event that the number of Preferred Shares which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of
         (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, preferred shares, or units of preferred shares, which the Board of Directors of the Company has deemed to have the same value as one one-hundredth of a Preferred Share (such preferred shares, "preferred share equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of one or more investment or financial advisors selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Preferred Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Preferred Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of one one-hundredth of a Preferred Share shall be deemed to be the current market price per Common Share (as determined pursuant to Section 11(d) hereof) on the Section 11(a)(ii) Trigger Date and the value of any "preferred share equivalent" shall be deemed to have the same value as one one-hundredth of a Preferred Share on such date.

                 (iv) In lieu of issuing Preferred Shares in accordance with subparagraph (ii) of this Section 11(a), the Company may with respect to each Right, if a majority of members of the Board of Directors determine that such action is in the best interests of the Company and not contrary to the interests of the holders of Rights, make adequate provision to substitute for the Adjustment Shares, (x) upon the surrender for exercise of a Right and payment of the applicable Purchase Price (1) cash, (2) a reduction in Purchase Price, (3) Common Shares, or other equity securities of the Company (including without limitation preferred share equivalents), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing having an aggregate value equal to the Current Value where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of one or more investment or financial advisers selected by the Board of Directors of the Company or (y) upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (1) cash, (2) Preferred Shares, Common Shares or other equity securities of the Company (including, without limitation, preferred share equivalents), (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Spread where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of one or more investment or financial advisors selected by the Board of Directors of the Company.

                 (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or per share of equivalent preferred shares (or having a conversion price per share, if a security convertible into Preferred Share or equivalent preferred share) less than the current market price (as determined pursuant to Section 11(d)(ii) hereof) per share of Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in shares other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Share and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Shares. Such adjustments shall be made successively whenever such a record-date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                 (d) (i) For the purpose of any computation hereunder, the "current market price" per share of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, provided, however, that in the event that the current market price per share of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the requisite thirty (30) Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such other system then in use, or, if applicable, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not reported by Nasdaq or such other system then in use and are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not reported by Nasdaq or such other system then in use and are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                 (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Shares shall be determined in the same manner as set forth above for the

         Common Shares in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Shares cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Shares shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current market price per share of the Common Shares. If neither the Common Shares nor the Preferred Share are publicly held or so listed or traded, "current market price" per share of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a Preferred Share shall be equal to the "current market price" of one Preferred Share divided by 100.

                 (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction which mandates such adjustment, or
(ii) the Expiration Date.

                 (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13 (a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), and (l), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

                 (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                 (h) Unless the Company shall have exercised its election as provided in Section 11 (i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11 (b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                 (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                 (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Rights Certificates issued hereunder.

                 (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

         (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) share dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

         (m) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

         (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (o) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time on or after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding shares of Common Shares, or (iii) combine the outstanding shares of Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Shares outstanding immediately following the occurrence of such event.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Shares and the Common Shares, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

         (a) In the event that, following the Share Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(n) hereof), then, and in each such case, proper provision shall be made so that:
(i) each holder of a Right, except holders described in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 13(d) hereof) per Common Share of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such
Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

         (b) "Principal Party" shall mean

              (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

              (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party will

         (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

         (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         (d) For purposes of Section 13(a), the "current market price" per Common Share of a Principal Party shall be deemed to be the average of the daily closing prices per Common Share for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the Principal Party's Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq or such other system then in use, or, if applicable, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Principal Party's Common Shares are not reported by Nasdaq or such other system then in use and are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not reported by Nasdaq or such other system then in use and are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Principal Party's Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of the Principal Party's Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Principal Party's Common Shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     Section 14. Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there may be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if applicable, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not reported by Nasdaq or such other system then in use and are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not reported by Nasdaq or such other system then in use and are not listed or admitted to trading on any national securities exchange, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

         (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a Preferred Share. For purposes of this Section 14(b), the current market value of one one-hundredth of a Preferred Share shall be the current market price of a Common Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

         (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

         (c) subject to Section 6 (a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a Preferred Share or any other securities of the

Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such

Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of

Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12 hereof setting forth any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares or Preferred Shares will, when so issued, be validly authorized and issued, fully paid and non-assessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (h) Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         (i) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and thereby be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Share and Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or financial institution organized and doing business under the laws of the United States or of the State of Ohio (or of any other state of the United States so long as such corporation is authorized to act as Rights Agent in the State of Ohio), in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of a corporation or financial institution described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver, and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Share and the Preferred Share, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common

Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption and Termination.

                  (a)(i) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the close of business on the tenth Business Day following the Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), or (y) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted, as determined by the Board of Directors, to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

                           (ii) If, following the occurrence of a Share
                  Acquisition Date or following the expiration of the right of redemption hereunder but prior to any Triggering Event, (x) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person, together with such Person's, Affiliates and Associates, is thereafter a Beneficial Owner of less than 15% of the outstanding Common Shares, and (y) there are no other Persons, immediately following the occurrence of the event described in clause (x), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23.

                           (iii) Notwithstanding anything contained in this
                  Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of an event described in Section 11(a)(ii) until such time as the Company's right of redemption hereunder has expired.

                           (iv) The Company may, at its option, pay the
                  Redemption Price in cash, Common Shares (based on the "current market price," as defined in Section 11(d)(i) hereof, of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

         (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     Section 24. Notice of Certain Events.

         (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in shares of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional shares of Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

         (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

     Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if delivered by hand, sent by overnight courier or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

     LNB Bancorp, Inc.
     457 Broadway
     Lorain, Ohio  44052
     Attention:  Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if delivered by hand, sent by overnight courier or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

     Registrar and Transfer Company
     10 Commerce Drive
     Cranford, New Jersey 07016
     Attention:  Vice President, Corporate Relations
                 800-866-1340

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Share) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Share. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening of such other time period is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a Preferred Share for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

     Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. Determinations and Actions by the Board of Directors, etc.

     For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof. The Board of Directors of the Company (or, as set forth herein, certain specified members thereof) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and
(y) not subject the Board to any liability to the holders of the Rights.

     Section 29. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

     Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth business day following the date of such determination by the Board of Directors of the Company.

     Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



Attest:                                               LNB BANCORP, INC.



By /s/ Thomas P. Ryan                                 By   /s/ Gary C. Smith
   ------------------                                      -----------------
    Thomas P. Ryan                                         Gary C. Smith
    Secretary                                              President and Chief
                                                           Executive Officer



Attest:                                           REGISTRAR AND TRANSFER COMPANY




By  /s/ William P. Tatler                             By   /s/ Diane Sayek
    ---------------------                                  ---------------
    Name: William P. Tatler                                Name: Diane Sayek
    Title: Vice President & Assistant Secretary            Title: Vice President

                                                                       EXHIBIT A

                    SECOND AMENDED ARTICLES OF INCORPORATION
                                       OF
                                LNB BANCORP, INC.


         These Second Amended Articles of Incorporation (the "Articles") of LNB Bancorp, Inc. ("Corporation") hereby supersede Corporation's existing Amended Articles of Incorporation and shall read as follows:

         FIRST.  The name of Corporation shall be LNB Bancorp, Inc.

         SECOND. The place in Ohio where Corporation's principal office is to be located is the City of Lorain, Lorain County.

         THIRD. The purpose for which Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 through 1701.98, inclusive, of the Ohio Revised Code, including (but not limited to) to qualify and act as a "financial holding company" as defined by the Gramm-Leach-Bliley Act of 1999.

         FOURTH. The number of shares (collectively, the "Shares") which Corporation is authorized to have outstanding is 16,000,000 Shares consisting of: (i) 15,000,000 of common Shares, One Dollar ($1.00) par value (the "Common Shares"); and (ii) 1,000,000 of voting preferred Shares, no par value (the "Voting Preferred Shares") as follows:

         A. COMMON SHARES:

                  The holders of the Common Shares are entitled at all times to one (1) vote for each Share and to such dividends as the Board of Directors (herein called the "Board") may in its discretion periodically declare, subject, however, to the voting and dividend rights of the holders of the Voting Preferred Shares. In the event of any liquidation, dissolution or winding up of Corporation, the remaining assets of Corporation after the payment of all debts and necessary expenses shall be distributed among the holders of the Common Shares pro rata in accordance with their respective Share holdings, subject, however, to the rights of the holders of the Voting Preferred Shares then outstanding. The Common Shares are subject to all of the terms and provisions of the Voting Preferred Shares as established by the Board in accordance with this Article FOURTH.

         B. VOTING PREFERRED SHARES:

                  The Board is hereby expressly authorized in its discretion to adopt amendments to the Articles to provide for the issuance of one (1) or more series of Voting Preferred Shares; to establish periodically the number of Shares to be included in each such series; and to fix the designation, powers, preferences, dividend rights and other rights of the Voting Preferred Shares of each such series and any qualifications, limitations or restrictions thereof, to the fullest extent permitted by law. When voting as a class, the holders of the Voting Preferred Shares shall be entitled at all times to one (1) vote for each Voting Preferred Share. Voting Preferred Shares redeemed or otherwise acquired by Corporation shall become authorized but unissued Voting Preferred Shares, shall be unclassified as to series, and may thereafter be reissued in the same manner as other authorized but unissued Voting Preferred Shares.

         C. SERIES A VOTING PREFERRED SHARES:

                  From the authorized number of Voting Preferred Shares of Corporation, a series of Voting Preferred Shares designated as "Series A Voting Preferred Shares" is hereby created and shall consist of 750,000 Shares, without par value, of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

                  1. Dividends and Distribution.

                     (a) In preference to the holders of Common Shares and of any outstanding junior Shares of Corporation, but subject to the prior and superior rights of the holders of any Shares of any series of Voting Preferred Shares ranking prior and superior to the Shares of Series A Voting Preferred Shares with respect to dividends, the holders of Series A Voting Preferred Shares shall be entitled to receive (when, as and if declared by the Board) from funds legally available for the purpose, quarterly dividends payable in cash on the first Business Day of January, April, July and October in each year (each such date being referenced herein as a "Quarterly Dividend Payment Date", and "Business Day" meaning any day other than a Saturday, Sunday or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Share or fraction of a Share of Series A Voting Preferred Shares. Such dividends shall be in an amount per Share (rounded to the nearest cent) equal to the greater of: (a) One Dollar ($1.00), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per Share amount of all cash dividends and 100 times the aggregate per Share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in Common Share or other subdivision of the outstanding Common Shares, by reclassification or otherwise, declared on the Common Shares) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Share or fraction of a Share of Series A Voting Preferred Shares. If Corporation shall, on or after November 6, 2000 (the "Rights Declaration Date"), (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount to which holders of Series A Voting Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares outstanding immediately prior to such event.

                     (b) The Board shall declare a dividend or distribution on the Series A Voting Preferred Shares as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Shares of Common Shares); provided that, subject to the requirements of applicable law, in the event no dividend or distribution has been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of

One Dollar ($1.00) per Share on the Series A Voting Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                     (c) Dividends shall accrue and be cumulative on outstanding Series A Voting Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Shares of Series A Voting Preferred Shares, unless: (i) the date of issue of such Shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Shares shall accrue from the date of issue of such Shares, or (ii) the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Voting Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Series A Voting Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such Shares shall be allocated pro rata on a Share-by-Share basis among all such Shares at the time outstanding. The Board may fix a record date for the determination of holders of Series A Voting Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

                     2. Voting Rights. The holders of Series A Voting Preferred Shares shall have the following voting rights, in addition to those set forth elsewhere in this Article FOURTH:

                     (a) Subject to the provision for adjustment hereinafter set forth, each Series A Voting Preferred Share shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the shareholders of Corporation. If Corporation shall at any time on or after the Rights Declaration Date: (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a small number of Shares, then (in each such case) the number of votes per Share to which holders of Series A Voting Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares outstanding immediately prior to such event.

                     (b) Except as otherwise provided herein or by law, the holders of Series A Voting Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of Corporation.

                     (c) Except as set forth herein, the holders of Series A Voting Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in these Articles or by law) for taking any corporate action.

                  3. Certain Restrictions.

                     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Voting Preferred Shares as provided in
Section 1 of paragraph C. (Series A Voting Preferred Shares) of Article FOURTH are in arrears, thereafter and until all accrued and unpaid dividends and distributions (whether or not declared) on Series A Voting Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

                       (i) declare or pay dividends or make any other distributions on Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Voting Preferred Shares;

                       (ii) declare or pay dividends or make any other distributions on any Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Voting Preferred Shares, except dividends paid ratably on the Series A Voting Preferred Shares and all such parity Shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such Shares are then entitled;

                       (iii) redeem or purchase or otherwise acquire for
                             consideration Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Voting Preferred Shares; provided, however, that Corporation may at any time redeem, purchase or otherwise acquire any such junior Shares in exchange for any Shares of Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Voting Preferred Shares; and

                       (iv) purchase or otherwise acquire for consideration any Series A Voting Preferred Shares or any Shares ranking on a parity with the Series A Voting Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such Shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) Corporation shall not permit any subsidiary of Corporation to purchase or otherwise acquire for consideration any Shares of Corporation unless, pursuant to paragraph (a) of this Section 3, Corporation could purchase or otherwise acquire such Shares at such time and in such manner.

                  4. Reacquired Shares. Any Series A Voting Preferred Shares purchased or otherwise acquired by Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such Shares, upon their cancellation, shall become authorized but unissued Voting Preferred Shares, without designation as to series, and may be reissued as part of any series of Voting Preferred Shares created by the Board (including Series A Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

                  5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of Corporation, no distribution shall be made to:

                     (a) The holder of Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Voting Preferred Shares, unless (prior thereto) the holders of Series A Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per Share ($0.001 per one one-hundredth of a Share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per Share, subject to the provision for adjustment herein set forth, equal to 100 times the aggregate amount to be distributed per Share to holders of Common Shares; or

                     (b) The holders of Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Voting Preferred Shares, except distributions made ratably on the Series A Voting Preferred Shares and all other such parity Shares in proportion to the total amounts to which the holders of all such Shares are entitled upon such liquidation, dissolution or winding up.

                     If Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each Share of Series A Voting Preferred Shares was entitled immediately prior to such event under paragraph (a) of this Section 5 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                     6. Combination. If Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock, securities, cash or any other property, then (in each such event) the Series A Voting Preferred Shares shall at the same time be similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If, at any time on or after the Rights Declaration Date, Corporation (i) declares any dividend on Common Shares payable in Common Shares, (ii) subdivides the outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount set forth in the preceding sentence with respect to the exchange or change of Series A Voting Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                     7. No Redemption. The Series A Voting Preferred Shares shall not be redeemable; provided, however, that Corporation may acquire Series A Voting Preferred Shares in any other manner permitted by law or these Articles.

                     8. Ranking. Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of preferred Shares of Corporation, the

Series A Voting Preferred Shares shall rank junior to all other series of Corporation's Voting Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

                  9. Amendment. These Articles shall not be further amended in any manner which would materially and adversely alter or change the powers, preference or special rights of the Series A Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series A Voting Preferred Shares, voting together as a single series.

                  10. Fractional Shares. Series A Voting Preferred Shares may be issued in fractions of a Share (in one one-hundredth (1/100) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder's fractional Shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Voting Preferred Shares.

         FIFTH. Except as otherwise provided in these Articles, Corporation is hereby authorized to purchase through action of the Board, without the approval of the holders of any Shares of any class and upon such terms and conditions as the Board determines: (1) Shares of any class or series issued by Corporation, subject to express terms of such Shares; (2) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert such security or obligation into Shares of any class or series authorized by these Articles; (3) any security or other obligation which may confer upon the holder thereof the right to purchase Shares of any class or series authorized by these Articles; and (4) Shares of any class issued by Corporation if and when any holder of such Shares desires to (or, upon the happening of any event, is required to) sell such Shares.

         SIXTH. No holder of any Shares of any class shall have the right to vote cumulatively in the election of Directors to the Board.

         SEVENTH. No holder of the Shares of any class shall have any preemptive right to subscribe for or to purchase any Shares of any class whether now or hereafter authorized.

                                                                       EXHIBIT B

                          [Form of Rights Certificate]


Certificate No. R-                                               ________ Rights

NOT EXERCISABLE AFTER OCTOBER 23, 2010 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]*

                               Rights Certificate

                                LNB BANCORP, INC.

This certifies that          , or registered assigns, is the registered owner of
the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 24, 2000 (the "Rights Agreement"), between LNB Bancorp, Inc., an Ohio corporation (the "Company"), and Registrar and Transfer Company, a New Jersey corporation, (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Lorain, Ohio time) on October 24, 2000 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Voting Preferred Shares (the "Preferred Shares") of the Company, at a purchase price of $60 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 23, 2010, based on the Preferred Shares as constituted at such date.

------
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of any Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are available upon written request to the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of the close of business on (i) the tenth business day following the Share Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to less than 15% of the outstanding Common Shares in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons.

         The Company may (but shall not be required to) issue fractional Preferred Shares upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Shares, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS, the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of
            --------------- --,-----



ATTEST:                                            LNB BANCORP, INC.



------------------------------                     By:
Secretary                                          Name:
                                                   Title:


Countersigned:


REGISTRAR AND TRANSFER COMPANY


By:
    -----------------------
    Authorized Signature

                  [Form of Reverse Side of Rights Certificate]


                               FORM OF ASSIGNMENT


                   (To be executed by the registered holder if such holder desires to transfer the Rights
                                  Certificate.)


FOR VALUE RECEIVED                                                        hereby
                   -----------------------------------------------------
sells, assigns and transfers unto

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

--------------------------------------------------------------------------------

this Rights Certificate, together with all right, title and interest therein,
and does hereby irrevocably constitute and appoint                   Attorney,
to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:
      -------------------------

                                                  ------------------------------
                                                  Signature


Signature Guaranteed:



                                   Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                                         --------------------
       -----------------,----                  Signature


Signature Guaranteed:


                                     NOTICE


         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                       exercise Rights represented by the
                              Rights Certificate.)


To:  LNB BANCORP, INC.

The undersigned hereby irrevocably elects to exercise                    Rights
represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------



Dated:                                            ------------------------------
      -------------------,----                    Signature


Signature Guaranteed:

                                  Certification


The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



Dated:                                             -----------------------------
       -------------------,----                    Signature

Signature Guaranteed:

                                     NOTICE


         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C



                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES


         On October 24, 2000, the Board of Directors of LNB Bancorp, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding Common Share of the Company to shareholders of record at the close of business on November 6, 2000. One Right will also be distributed for each Common Share issued after November 6, 2000 until the Distribution Date (which is described in the next paragraph). Each Right entitles the registered holder to purchase from the Company units ("Units") of Series A Voting Preferred Shares, no par value (the "Preferred Shares"), at an exercise price of $60 per Right. The description and terms of the Rights are set forth in a Rights Agreement dated as of October 24, 2000 (the "Rights Agreement") between the Company and Registrar and Transfer Company as Rights Agent. The exercise price has been set at $60 based upon the advice of the Company's financial adviser.

         The Rights Agreement provides that the Rights will be evidenced by the share certificates representing the Common Shares and no separate Rights Certificates will be distributed until the "Distribution Date" which will be the earlier to occur of (i) the close of business 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) the close of business 10 business days after the latest of (A) the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person, (B) the date on which all regulatory approvals required for the acquisition of shares pursuant to the tender or exchange offer have been obtained or waived, or (C) the date on which any approval required of shareholders of the person making the tender or exchange offer is obtained. The definition of Acquiring Person excludes the Company, any subsidiary of the Company or any of the Company's employee benefit plans.

         Until the Distribution Date (A) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Share certificates, (B) new Common Share certificates issued after November 6, 2000 will contain a notation incorporating the Rights Agreement by reference and
(C) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by the certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 23, 2010, unless the Company redeems them at an earlier date. The Company's ability to redeem the Rights is described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and thereafter, the separate Rights Certificates alone will represent the Rights. Except for the issuance of Common Shares in connection with outstanding options, convertible securities and as otherwise determined by the Board of Directors, only Common Shares issued prior to the Distribution Date will be issued with Rights.

         Subject to the right of the Company to redeem the Rights as explained below, in the event that any person becomes an Acquiring Person, each holder of a Right, other than the Acquiring Person, will then have the right (the "Flip-In Right") to receive upon exercise the Units of Preferred Shares (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. For this purpose, a Unit of Preferred Shares is deemed to have the same value as the market price of the Company's Common Shares at that time. One Unit of Preferred Shares has rights which are comparable in terms of dividends and voting power and upon liquidation to one Common Share. Each Flip-In Right will entitle the holder, other than the Acquiring Person, to purchase from the Company Units of Preferred Shares at 50% of market value.

         All Rights that are beneficially owned by any Acquiring Person will be null and void.

         In the event that, at any time following the acquisition of 15% or more of the Company's Common Shares by a person or group, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right, other than the Acquiring Person, will then have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

         A person or group of affiliated persons will not trigger the separation and exercisability of the Rights if that person or group becomes the beneficial owner of 15% or more of the Common Shares solely as a result of the Company's reducing the number of outstanding shares, unless that person or group subsequently acquires an additional 1.0% or more of the then outstanding Common Shares.

         The Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, at any time until the close of business 10 business days following acquisition of 15% or more of the Company's Common Shares by a person or group.

         Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made when the Rights are not redeemable.

         The inability of a person or group that acquires 15% or more of the Company's Common Shares to exercise the Rights will result in a substantial dilution of that person's ownership level and voting power if there is any significant exercise of the Rights by other shareholders. The ability of the Board of Directors to redeem the Rights, and other provisions of the Rights Plan, will enable the Board of Directors to avoid the effect of the Rights in any negotiated acquisition of the Company that is first approved by the Board of Directors.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

























                                       3